UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 9, 2006

Digital Recorders, Inc.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina (State or Other Jurisdiction of	1-13408 (Commission File Number) Incorporation)	56-1362926 (IRS Employer Identification No.)
5949 Sherry Lane, Suite 1050, Dallas, Texas 75225
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code (214) 378-8992
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement
     On June 12, 2006, Digital Recorders, Inc. (the “Company”) entered into an Executive Employment Agreement (the “Agreement”), with Kathleen Brown Oher, CPA, for Ms. Oher to serve as the Company’s Vice President, Chief Financial Officer, Treasurer, and Secretary, effective June 26, 2006. The Agreement is for an initial period of one year ending June 12, 2007, with provisions for annual automatic one-year renewal periods unless either the Company or Ms. Oher provide 90 days’ prior written notice of an election not to so extend the term. The Agreement provides for a minimum annual base salary of $190,000. The Agreement also provides for discretionary additional compensation and/or bonuses or stock options. Ms. Oher has received a grant of stock options to purchase 30,000 shares of the Company’s common stock, subject to certain vesting provisions. In the event of a “triggering event,” which includes a change in ownership of the Company of at least 50 percent, or a merger, consolidation, reorganization or liquidation of the Company, Ms. Oher would be entitled to receive a lump sum payment in an amount equal to one times her annual salary, incentive and bonus payments during the most recent 12-month period, if Ms. Oher’s employment is terminated or her duties or authority are substantially diminished following such triggering event. The Agreement may be terminated by the Company with or without cause, or by Ms. Oher without cause upon 90 days’ prior written notice to the Company. The Company will be obligated to pay Ms. Oher a severance allowance equal to six months’ salary if she is terminated without cause. If Ms. Oher terminates the Agreement upon notice and without cause, she will receive compensation for earned vacation time not taken and salary for the 90-day notice period. The Agreement requires Ms. Oher to keep confidential certain of the Company’s technology and trade secrets, and prohibits Ms. Oher from engaging in business competing with the Company during her employment and for one year after termination.

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     Effective June 9, 2006, David N. Pilotte’s roles as the Company’s Executive Vice President, Chief Financial Officer, Treasurer, and Secretary have been concluded.
     Effective June 26, 2006, the Company has appointed Kathleen Brown Oher, CPA, age 46, as its new Vice President, Chief Financial Officer, Treasurer, and Secretary. Ms. Oher’s credentials and success as Chief Financial Officer of a public company, as well as compliance with the Sarbanes-Oxley Act and Section 404 requirements, make her ideally suited to serve on the Digital Recorders, Inc. executive management team. Additionally, her prior experience as an analyst with a leading brokerage firm will be of significant importance to the Company’s investor relations efforts.

ITEM 7.01. Regulation FD
     Effective June 9, 2006, David N. Pilotte’s roles as the Company’s Executive Vice President, Chief Financial Officer, Treasurer, and Secretary have been concluded.
     Effective June 26, 2006, the Company has appointed Kathleen Brown Oher, CPA, age 46, as its new Vice President, Chief Financial Officer, Treasurer, and Secretary. Ms. Oher’s credentials and success as Chief Financial Officer of a public company, as well as compliance with the Sarbanes-Oxley Act and Section 404 requirements, make her ideally suited to serve on the Digital Recorders, Inc. executive management team. Additionally, her prior experience as an analyst with a leading brokerage firm will be of significant importance to the Company’s investor relations efforts.

Signature(s)
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RECORDERS, INC.
Date: June 13, 2006	By:	/s/ DAVID L. TURNEY
David L. Turney
Chairman, Chief Executive Officer, and President